UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010 (August 27, 2010)

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the merger of Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) and Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) (the “Merger”), the Company’s newly constituted Compensation Committee (the “Committee”) determined that compensation for the six-month period from January 1, 2010, the effective date of the Merger, through June 30, 2010, the end of the fiscal year, should be treated as transitional, in large part maintaining Watson Wyatt compensation programs for executives who had worked for that company prior to the Merger and maintaining Towers Perrin compensation programs for executives who had worked for it prior to the Merger.  This approach reflected the Committee’s determination that it was necessary first to focus on integrating the management, operations and business plan of the two companies before implementing an integrated and comprehensive executive compensation structure, as well as the fact that prior to the Merger the two companies had different fiscal years and thus different compensation cycles.

On August 27, 2010, the Committee approved a number of compensation programs, which are consistent with the compensation programs adopted for Company associates, relating to the named executive officers.  As part of the new compensation framework, executive officer annual base salaries were established and target bonus amounts for executive officers were set under the Company’s Incentive Compensation Plan (formerly the Watson Wyatt Incentive Compensation Plan) at 125% of salary for the chairman and chief executive officer, 100% of salary for the president and chief operating officer and at either 60% or 80% of salary for other executive officers.  Actual bonuses are determined discretionarily after the end of the fiscal year based on achievement of individual, business segment/function and/or overall Company results for the most recently completed fiscal year.

Also, on August 27, 2010, the Committee and the Boards of Towers Watson Delaware Inc. (formerly Watson Wyatt & Company) and Towers Watson Pennsylvania Inc. (formerly Towers Perrin) approved a new stable value pension design for qualified and non-qualified pension plans maintained for U.S. associates, including U.S. named executive officers.  Effective December 31, 2011, benefit accruals will be frozen under the current benefit terms of the Towers Perrin Retirement Plan for U.S. Employees, the Watson Wyatt & Company Pension Plan for U.S. Employees, the Towers Perrin Retirement Income Restoration Plan, and the Excess Benefit Plan of Watson Wyatt & Company and Excess Compensation Plan of Watson Wyatt & Company, and benefits will accrue under the stable value pension design for service rendered on or after January 1, 2012.  Under the stable value plan design, the qualified and supplemental non-qualified plans will provide each eligible participant, at age 65, with a lump sum benefit equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base (including under the supplemental non-qualified benefit, pay in excess of limits for qualified plan benefits under the Internal Revenue Code), with pay for these purposes consisting of salary, bonus when paid and, for non-executives, any overtime.  Benefits will not be capped based on years of service.  The lump sum will be reduced for commencement prior to age 62.  The Committee and the Board of Towers Watson Delaware Inc. also on August 27, 2010, froze contributions under the Watson Wyatt Deferred Savings Plan, a non-qualified supplemental savings plan, effective immediately following the date that contributions are made with respect to the 2011 plan year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: September 2, 2010
	By:	/s/ Walter W. Bardenwerper
	Name:	Walter W. Bardenwerper
	Title:	Vice President and General Counsel

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